UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 11, 2015 (February 5, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2015, Emerald Oil, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Johnson Rice & Company L.L.C., as sole underwriter (the “Underwriter”). The Underwriting Agreement relates to a public offering by the Company of 24,553,571 shares of its common stock (the “Firm Offering”) at a purchase price to the Underwriter of $1.12 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to 3,683,036 additional shares of its common stock at the Purchase Price (the “Overallotment Offering” and, together with the Firm Offering, the “Offering”). The Company intends to use the estimated net proceeds from the Offering of approximately $26.0 million (after deducting underwriting discounts and commissions and estimated Offering expenses) for working capital and general corporate purposes. The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-192251), and the Offering closed on February 11, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by the Company of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriter and its affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 5, 2015, the Company issued a press release relating to the pricing of the Offering, and on February 11, 2015, the Company issued a press release relating to the closing of the Offering. Copies of each of the Company’s press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 5, 2015, between the Company and Johnson Rice & Company L.L.C.

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

99.1	Press Release of Emerald Oil, Inc., dated February 5, 2015

99.2	Press Release of Emerald Oil, Inc., dated February 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: February 11, 2015	By: /s/ Ryan Smith
Ryan Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 5, 2015, between the Company and Johnson Rice & Company L.L.C.

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

99.1	Press Release of Emerald Oil, Inc., dated February 5, 2015

99.2	Press Release of Emerald Oil, Inc., dated February 11, 2015